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                                                                    Exhibit 21.1

                         THE GREENBRIER COMPANIES, INC.
                              LIST OF SUBSIDIARIES
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
                                                                                  Names Under
                                                                State of          Which Does
                Name                                         Incorporation         Business
                ----                                         -------------        -----------

3048389 Nova Scotia Limited                                   Nova Scotia,            N/A
                                                                 Canada

Autostack Corporation                                              OR                 N/A
Greenbrier-Concarril, LLC                                          DE                 N/A
Greenbrier de Mexico, S.R.L. de C.V.                             Mexico               N/A
Greenbrier Europe B.V.                                         Netherlands            N/A
Greenbrier Germany GmbH                                          Germany              N/A
                                                                                   Greenbrier

Greenbrier Leasing Corporation                                     DE              Intermodal
Greenbrier Leasing Limited                                    Nova Scotia,            N/A
                                                                 Canada

Greenbrier Leasing Limited Partner, LLC                            DE                 N/A
Greenbrier Management Services, LLC                                DE                 N/A
Greenbrier Leasing, L.P.                                           DE                 N/A
Greenbrier Logistics, Inc.                                         OR                 N/A
Greenbrier Railcar, Inc.                                           DE                 N/A
Greenbrier U.K. Limited                                      United Kingdom           N/A
Gunderson-Concarril, S.A. de C.V.                                Mexico               N/A
Gunderson, Inc.                                                    OR                 N/A
Gunderson Marine, Inc.                                             OR                 N/A
Gunderson Rail Services, Inc.                                      OR                 N/A
InterAmerican Logistics Inc.                                    Ontario,              N/A
                                                                 Canada

Superior Transportation Systems, Inc.                              OR                 N/A
Tolan O'Neal Transportation & Logistics, Inc.                      WA                 N/A
TrentonWorks Limited                                          Nova Scotia,            N/A
                                                                 Canada

WagonySwidnica S.A.                                              Poland               N/A
Gunderson Specialty Products, LLC                                  DE                 N/A
Ohio Castings Company, LLC                                         DE                 N/A
Chicago Castings Company, LLC                                      DE                 N/A
Alliance Castings Company, LLC                                     DE                 N/A
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